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                                                                    Exhibit 23.2


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Corixa Corporation pertaining to the Coulter Pharmaceutical, Inc. 1995 Equity Incentive Plan, Coulter Pharmaceutical, Inc. 1996 Equity Incentive Plan and Coulter Pharmaceutical, Inc. 1996 Employee Stock Purchase Plan of our report dated February 11, 2000, with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Seattle, Washington                                        Ernst & Young LLP
December 28, 2000